UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2024

DERMTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12340 El Camino Real
San Diego, CA 92130
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 18, 2024, the Board of Directors (the “Board”) of DermTech, Inc. (the “Company”) approved a restructuring plan to support the range of strategic alternatives being explored and reduce overall operating expenses to preserve cash. The restructuring includes operating expense reductions and a reduction in force (the “Reduction in Force”). The restructuring plan will include a reduction of its current workforce by approximately 100 employees, or approximately 56% of the Company’s workforce.

The Company estimates that it will incur aggregate pre-tax charges of approximately $1.6 million in connection with the Reduction in Force, primarily consisting of severance payments, employee benefits, outplacement services and related costs. The Company expects that the Reduction in Force will be complete by the end of the second quarter of 2024 and that these one-time charges will be incurred in the second quarter of 2024.

Item 8.01. Press Release.

On April 18, 2024, the Company issued a press release announcing the restructuring and Reduction in Force and the Company’s exploration of strategic alternatives. A copy of the press release is attached to this current report on Form 8‑K as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this current report on Form 8-K.

Forward-Looking Statements: This current report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on expectations and estimates of management of the Company which may differ from any actual results and consequently you should not rely on these forward‑looking statements as predictions of future events. Forward-looking statements include, without limitation, statements related to the intended benefits of the Reduction in Force, including with respect to the Company’s cash runway; the number of employees impacted by the Reduction in Force; the Company’s expectations regarding the estimated costs and cost savings, the timing of such costs and cost savings, and the timing of completion of the Reduction in Force; and the prospects for the Company’s exploration of potential strategic alternatives; and the terms, timing, structure, benefits and costs of any strategic transaction and whether one will be consummated at all. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements. All forward-looking statements in this current report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: April 18, 2024	By:	/s/ Kevin Sun
	Name:	Kevin Sun
	Title:	Chief Financial Officer